[CNA SURETY LOGO]

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
CONTACT:    John F. Corcoran, 312-822-1371
            Doreen Lubeck, 773-583-4331

                 CNA SURETY ANNOUNCES FIRST QUARTER 2005 RESULTS

CHICAGO, APRIL 26, 2005 -- CNA Surety Corporation (NYSE:SUR) today reported net income for the first quarter of 2005 of $14.1 million, or $0.33 per share, compared to net income of $6.4 million, or $0.15 per share, for the same period in 2004. The increase in net income reflects higher net earned premium, higher investment income, and lower underwriting expenses.

"We are happy to report another successful quarter", said John Welch, President and Chief Executive Officer. "Our first quarter results continue the trends established in 2004. Growth in gross written premium exceeded our expectations and our expense ratio continued to improve."

For the quarter ended March 31, 2005, gross written premiums increased 7.7 percent to $103.3 million. Contract surety gross written premiums increased 13.0 percent to $56.3 million due primarily to increased volume. Commercial surety gross written premiums decreased 0.3 percent to $37.2 million as continued volume growth in small commercial products was more than offset by declining premiums on large commercial accounts. Ceded written premiums decreased $5.7 million to $18.6 million for the first quarter of 2005 compared to the same period of last year. This decrease reflects a reduction in the cost of the Company's 2005 reinsurance program as compared to 2004. Net written premiums increased 18.4 percent to $84.7 million from the first quarter of 2004.

For the quarter ended March 31, 2005, the loss, expense, and combined ratios improved to 26.8 percent, 60.4 percent, and 87.2 percent, respectively, compared to 27.4 percent, 73.6 percent, and 101.0 percent, respectively, for the same period in 2004. The improved expense ratio reflects higher net earned premium and the impacts of cost reduction initiatives taken in the first quarter of 2004. The improved expense ratio also reflects the absence of expenses associated with the initiative to simplify and streamline the Company's field organization and the increased accrual for policyholder dividends that were recorded in the first quarter of 2004. These items added 8.8 percentage points to the expense ratio for the first quarter of 2004. The increase in net earned premium that resulted from the reduction in the cost of the Company's 2005 reinsurance program drove the improvement in the loss ratio.

Net investment income for the quarter ended March 31, 2005 was $8.0 million compared to $7.0 million during the first quarter of 2004 due to a significant increase in invested assets throughout 2004. The annualized pretax yield was 4.4% for both the three months ended March 31, 2005 and 2004. Net realized investment gains were $2.0 million and $2.2 million for the three months ended March 31, 2005 and 2004, respectively. The realized investment gain in 2005 resulted primarily from the Company's sale of its interest in De Montfort Group, Ltd.

As of March 31, 2005, stockholders' equity increased by 1.3 percent from December 31, 2004, to $452.1 million as the increase from net income was partially offset by a decline in net unrealized gains. Combined statutory surplus totaled $264.2 million at March 31, 2005, resulting in a net written premium to statutory surplus ratio of 1.3 to 1.

BUSINESS ENVIRONMENT

The Company's business is subject to certain risks and uncertainties associated with the current economic environment and corporate credit conditions. In the past, the Company's performance has been materially impacted by a significant increase in corporate defaults on a worldwide basis. Because the nature of the business is to insure against non-performance, future results of operations could be negatively impacted by adverse trends in corporate defaults.

CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiary, Western Surety Company, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 34,000 independent agencies. The Company's Securities and Exchange Commission filings are available at www.sec.gov or visit us at www.cnasurety.com on the World Wide Web for a direct link to the SEC website.

CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

NOTE: A conference call for investors and the professional investment community will be held at 10:00 a.m. Central time on April 27, 2005. On the conference call will be John F. Welch, President and Chief Executive Officer of CNA Surety Corporation and John F. Corcoran, Chief Financial Officer of CNA Surety Corporation. It will also be broadcast live on the Internet at: http:// phx.corporate-ir.net/playerlink.zhtml?c=64019&s=wm&e=1050376 or go to the investor relations pages of the CNA Surety website (www.cnasurety.com) for further details. The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available beginning at 12:00 pm Central time on April 27 until 12:00 pm on May 15, 2005 by dialing (800) 839-6713, pass code 7061054 or over the Internet at the foregoing websites.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of significant increases in corporate defaults on a national or global basis, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions including underwriting limitations imposed by the U.S. Department of Treasury, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, the cost and availability of reinsurance contracts on reasonable terms, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.

                                      # # #

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

CNA SURETY CORPORATION
     Press Release Investor Data
     (Amounts in thousands, except per share data)

                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                          ---------------------------
                                                                                              2005            2004
                                                                                          -----------     -----------
OPERATING RESULTS:
Gross written premiums                                                                    $  103,293      $    95,879
                                                                                          ===========     ===========
Net written premiums                                                                      $   84,710      $    71,554
                                                                                          ===========     ===========
Revenues:
   Net earned premiums                                                                    $   80,563      $    75,197
   Net investment income                                                                       7,971            6,977
   Net realized investment gains                                                               2,011            2,230
                                                                                          -----------     -----------
      Total revenues                                                                      $    90,545     $    84,404
                                                                                          -----------     -----------
Expenses:
   Net losses and loss adjustment expenses(1)                                              $   21,591     $    20,631
   Net commissions, brokerage and
      other underwriting expenses                                                              48,645          55,312
   Interest expense                                                                               774             342
                                                                                          -----------     -----------
      Total expenses                                                                           71,010          76,285
                                                                                          -----------     -----------
Income before income taxes                                                                     19,535           8,119
Income taxes                                                                                    5,460           1,745
                                                                                          -----------     -----------
NET INCOME                                                                                $    14,075     $     6,374
                                                                                          ===========     ===========
Basic earnings per common share                                                                 $0.33           $0.15
                                                                                                =====           =====
Diluted earnings per common share                                                               $0.33           $0.15
                                                                                                =====           =====
Basic weighted average shares outstanding                                                      43,076          42,991
                                                                                          ===========     ===========
Diluted weighted average shares outstanding                                                    43,304          43,055
                                                                                          ===========     ===========



See notes to Press Release Investor Data on page 5.

CNA SURETY CORPORATION
Press Release Investor Data
(Amounts in thousands)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                          ---------------------------
                                                                                              2005           2004
                                                                                          -----------     -----------

UNDERWRITING RESULTS:
Gross written premiums:
   Contract                                                                               $  56,271        $  49,787
   Commercial                                                                                37,213           37,331
   Fidelity and other                                                                         9,809            8,761
                                                                                           --------        ---------
                                                                                          $ 103,293        $  95,879
                                                                                          =========        =========
Net written premiums:
   Contract                                                                               $  40,052        $  33,903
   Commercial                                                                                34,849           29,269
   Fidelity and other                                                                         9,809            8,382
                                                                                          ---------        ---------
                                                                                          $  84,710        $  71,554
                                                                                          =========        =========

Net earned premiums                                                                       $  80,563        $  75,197
Net losses and loss adjustment expenses(1)                                                   21,591           20,631
Net commissions, brokerage and other
   underwriting expenses                                                                     48,645           55,312
                                                                                          ---------        ---------
Underwriting income (loss)                                                                   10,327             (746)
Net investment income                                                                         7,971            6,977
Net realized investment gains                                                                 2,011            2,230
Interest expense                                                                                774              342
                                                                                          ---------        ---------
Income before income taxes                                                                   19,535            8,119
Income taxes                                                                                  5,460            1,745
                                                                                          ---------        ---------
NET INCOME                                                                                $  14,075        $   6,374
                                                                                          =========        =========
Loss ratio(1)                                                                                  26.8%            27.4%
Expense ratio                                                                                  60.4             73.6
                                                                                          ---------        ---------
Combined ratio(1)                                                                              87.2%           101.0%
                                                                                          =========        =========

See notes to Press Release Investor Data on page 5.

CNA SURETY CORPORATION
Press Release Investor Data
(Amounts in thousands, except per share data)

                                                                                              THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                          ----------------------------
                                                                                              2005           2004
                                                                                          -----------     ------------
CASH FLOW DATA:
Net cash provided by operations                                                           $    2,532      $   42,890

                                                                                            MARCH 31,     December 31,
CONSOLIDATED BALANCE SHEET DATA:                                                             2005           2004
                                                                                          -----------     ------------
Invested assets and cash                                                                  $  751,711      $  766,387
Intangible assets, net                                                                       138,785         138,785
Total assets                                                                               1,168,019       1,174,494
Insurance reserves                                                                           592,413         589,406
Debt                                                                                          60,513          65,488
Total stockholders' equity                                                                   452,136         446,371
Book value per share                                                                      $    10.48      $    10.38
Outstanding shares                                                                            43,127          43,015
                                                                                          ==========      ==========

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NOTES TO PRESS RELEASE INVESTOR DATA

(1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions was a reduction of $287, or 0.4%, for the three months ended March 31, 2004. There was no revision of prior year reserves for the three months ended March 31, 2005.